UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2020

ORAMED PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35813	98-0376008
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1185 Avenue of the Americas, Suite 228, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

844-967-2633

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.012	ORMP	The Nasdaq Capital Market, Tel Aviv Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 27, 2020, Oramed Pharmaceuticals Inc., a Delaware corporation, or the Company, entered into an underwriting agreement, or the Underwriting Agreement, with National Securities Corporation., a wholly owned subsidiary of National Holdings Corporation, or National or the Underwriter, in connection with a public offering, or the Offering, of 5,250,000 shares of the Company’s common stock, par value $0.012 per share (the “Common Stock”), at an offering price of $4.00 per share. Under the terms of the Underwriting Agreement, the Company has granted the Underwriter a 45-day option to purchase from the Company up to an additional 787,500 shares of Common Stock, or the Additional Shares, at the public offering price.

In connection with the Offering, the Company also agreed to issue to National, or its designees, warrants, or the Underwriter’s Warrants, to purchase up to an aggregate of 7% of the shares of Common Stock sold in the Offering (including any Additional Shares), at an exercise price of $4.80 per share.  The Underwriter’s Warrants to be issued in the Offering will be exercisable at any time and from time to time, in whole or in part, commencing six months from issuance for a period of three years from the date of issuance.

The closing of the Offering is expected to occur on or about March 2, 2020, or the Closing Date, subject to the satisfaction of customary closing conditions. The net proceeds to the Company from the Offering, after deducting the underwriting discount and the Company’s estimated Offering expenses, are expected to be approximately $19.3 million. The Company intends to use the net proceeds of the Offering for its anticipated Phase 3 clinical trial in ORMD-0801 (Oral Insulin) and for other clinical trials and research and development activities as well as for general corporate purposes.

The Common Stock, the Underwriter’s Warrants and the shares of common stock issuable upon the exercise thereof will be issued pursuant to a prospectus supplement dated as of February 27, 2020, which will be filed with the Securities and Exchange Commission, or the SEC, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. No. 333-236194), which became effective on February 10, 2020, and the base prospectus dated as of February 10, 2020 contained in such registration statement. This Current Report shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Copies of the Underwriting Agreement and the form of Underwriter’s Warrant are filed as Exhibits 1.1, and 4.1, respectively, to this Current Report and are incorporated by reference herein. The foregoing summaries of such documents are subject to, and qualified in their entirety by reference to, such exhibits. The Underwriting Agreement contains representations and warranties that the parties made in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP regarding the validity of the securities referenced above is filed as Exhibit 5.1 to this Current Report.

Warning Concerning Forward Looking Statements

This Current Report on Form 8-K contains statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward looking statements are based upon the Company’s present intent, beliefs or expectations, but forward looking statements are not guaranteed to occur and may not occur for various reasons, including some reasons which are beyond the Company’s control. For example, this Current Report states that the Offering is expected to close on or about March 2, 2020. In fact, the closing of the Offering is subject to various conditions and contingencies as are customary in securities purchase agreements in the United States. If these conditions are not satisfied or the specified contingencies do not occur, this Offering may not close. For this reason, among others, you should not place undue reliance upon the Company’s forward looking statements. Except as required by law, the Company undertakes no obligation to revise or update any forward looking statements in order to reflect any event or circumstance that may arise after the date of this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 27, 2020, between Oramed Pharmaceuticals Inc. and National Securities Corporation
4.1	Form of Underwriter’s Warrant
5.1	Opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP
23.1	Consent of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	President and CEO

February 28, 2020

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